MORTGAGE, SECURITY AGREEMENT
                               AND FIXTURE FILING

                                       BY

                             SHORT HILLS ASSOCIATES,

                        a New Jersey general partnership
                             200 East Long Lake Road
                        Bloomfield Hills, Michigan 48304

                                  as Mortgagor


                                       TO

                      METROPOLITAN LIFE INSURANCE COMPANY,

                             a New York corporation,
                               One Madison Avenue
                            New York, New York 10010

                                  as Mortgagee


                                 April 15, 1999

                          MORTGAGE, SECURITY AGREEMENT
                               AND FIXTURE FILING


                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

                                   ARTICLE I.
                               GRANT OF SECURITY

Section 1.01   REAL PROPERTY GRANT.............................................3
Section 1.02   PERSONAL PROPERTY GRANT.........................................4
Section 1.03   SATISFACTION AND RELEASE........................................5

       ARTICLE II. MORTGAGOR REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01   DUE AUTHORIZATION, EXECUTION, AND DELIVERY......................6
Section 2.02   PERFORMANCE BY MORTGAGOR........................................6
Section 2.03   WARRANTY OF TITLE...............................................6
Section 2.04   TAXES, LIENS AND OTHER CHARGES..................................7
Section 2.05   ESCROW DEPOSITS.................................................7
Section 2.06   CARE AND USE OF THE PROPERTY....................................8
Section 2.07   COLLATERAL SECURITY INSTRUMENTS.................................9
Section 2.08   SUITS AND OTHER ACTS TO PROTECT THE PROPERTY....................9
Section 2.09   LIENS AND ENCUMBRANCES.........................................10
Section 2.10   SINGLE PURPOSE ENTITY..........................................10

                                  ARTICLE III.
                                    INSURANCE

Section 3.01   REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.............10
Section 3.02   ADJUSTMENT OF CLAIMS...........................................13
Section 3.03   ASSIGNMENT TO MORTGAGEE........................................13

                                   ARTICLE IV.
                          BOOKS, RECORDS AND ACCOUNTS

Section 4.01   BOOKS AND RECORDS..............................................14
Section 4.02   ADDITIONAL MATTERS.............................................14

                                       i.

                                   ARTICLE V.
               LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

Section 5.01   MORTGAGOR'S REPRESENTATIONS AND WARRANTIES.....................15
Section 5.02   ASSIGNMENT OF LEASES...........................................16
Section 5.03   PERFORMANCE OF OBLIGATIONS.....................................16
Section 5.04   SUBORDINATE LEASES AND NON-DISTURBANCE AGREEMENTS..............16
Section 5.05   LEASING COMMISSIONS............................................17

                                   ARTICLE VI.
                             ENVIRONMENTAL HAZARDS

Section 6.01   REPRESENTATIONS AND WARRANTIES.................................17
Section 6.02   REMEDIAL WORK..................................................18
Section 6.03   ENVIRONMENTAL SITE ASSESSMENT..................................18
Section 6.04   UNSECURED OBLIGATIONS..........................................18
Section 6.05   HAZARDOUS MATERIALS............................................19
Section 6.06   REQUIREMENTS OF ENVIRONMENTAL LAWS.............................19

                                  ARTICLE VII.
                     CASUALTY, CONDEMNATION AND RESTORATION

Section 7.01   MORTGAGOR'S REPRESENTATIONS....................................20
Section 7.02   RESTORATION....................................................20
Section 7.03   CONDEMNATION...................................................21
Section 7.04   REQUIREMENTS FOR RESTORATION...................................22

                                  ARTICLE VIII.
                          REPRESENTATIONS OF MORTGAGOR

Section 8.01   ERISA..........................................................24
Section 8.02   NON-RELATIONSHIP...............................................24
Section 8.03   NO ADVERSE CHANGE..............................................24
Section 8.04   FIRPTA.........................................................24

                                   ARTICLE IX.
                           EXCULPATION AND LIABILITY

Section 9.01   LIABILITY OF MORTGAGOR.........................................25

                                   ARTICLE X.
                  CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

Section 10.01  CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND
               COMPOSITION....................................................25

Section 10.02  PROHIBITION ON SUBORDINATE FINANCING...........................27
Section 10.03  STATEMENTS REGARDING OWNERSHIP.................................27

                                   ARTICLE XI.
                             DEFAULTS AND REMEDIES

Section 11.01  EVENTS OF DEFAULT..............................................27
Section 11.02  REMEDIES UPON DEFAULT..........................................29
Section 11.03  APPLICATION OF PROCEEDS OF SALE................................29
Section 11.04  WAIVER OF JURY TRIAL...........................................30
Section 11.05  MORTGAGEE'S RIGHT TO PERFORM MORTGAGOR'S OBLIGATIONS...........30
Section 11.06  MORTGAGEE REIMBURSEMENT........................................30
Section 11.07  FEES AND EXPENSES..............................................30
Section 11.08  WAIVER OF CONSEQUENTIAL DAMAGES................................31
Section 11.09  ATTORNEY-IN-FACT...............................................31

                                  ARTICLE XII.
                  MORTGAGOR AGREEMENTS AND FURTHER ASSURANCES

Section 12.01  PARTICIPATION AND SALE OF LOAN.................................31
Section 12.02  REPLACEMENT OF NOTE............................................32
Section 12.03  MORTGAGOR'S ESTOPPEL...........................................32
Section 12.04  FURTHER ASSURANCES.............................................32
Section 12.05  SUBROGATION....................................................33

                                  ARTICLE XIII.
                               SECURITY AGREEMENT

Section 13.01  SECURITY AGREEMENT.............................................33
Section 13.02  REPRESENTATIONS AND WARRANTIES.................................33
Section 13.03  CHARACTERIZATION OF PROPERTY...................................34
Section 13.04  PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS...........34

                                  ARTICLE XIV.
                            MISCELLANEOUS COVENANTS

Section 14.01  NO WAIVER......................................................35
Section 14.02  NOTICES........................................................35
Section 14.03  HEIRS AND ASSIGNS; TERMINOLOGY.................................35
Section 14.04  SEVERABILITY...................................................35
Section 14.05  APPLICABLE LAW.................................................35
Section 14.06  CAPTIONS.......................................................35
Section 14.07  TIME OF THE ESSENCE............................................35

Section 14.08  NO MERGER......................................................36
Section 14.09  NO MODIFICATIONS...............................................36
Section 14.10  ENTIRE AGREEMENT...............................................36
Section 14.11  COUNTERPARTS...................................................36
Section 14.12  NO THIRD PARTY BENEFICIARIES...................................36

                                   ARTICLE XV.
                         SPECIAL NEW JERSEY PROVISIONS

Section 15.01  INCONSISTENCIES................................................36
Section 15.02  WARRANTY OF TITLE..............................................36
Section 15.03  NEW JERSEY SPILL ACT AND ISRA..................................36
Section 15.04  COPY OF MORTGAGE...............................................39



                                    EXHIBITS

      EXHIBIT "A":  Property Description
      EXHIBIT "B":  Leasing Guidelines

                MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING


                                  DEFINED TERMS

===============================================================================
Execution Date:  As of April 15, 1999
===============================================================================
Note: The promissory notes dated as of the Execution Date made by Mortgagor to the order of Mortgagee in the respective principal amounts of $200,000,000.00 and $70,000,000.00, together with all renewals, amendments, modifications, restatements and extensions thereof (individually, the "$200,000,000 Note" and the "$70,000,000 Note" and collectively the "Note").

===============================================================================
Mortgagee & Address: Metropolitan Life Insurance Company, a New York corporation
                     200 Park Avenue, 12th Floor
                     New York, New York 10166
                     Attention: Senior Vice-President
                                Real Estate Investments

                and: Metropolitan Life Insurance Company
                     One Madison Avenue
                     New York, New York 10010
                     Attention:  Vice-President and Investment Counsel,
                                 Law Department, Real Estate Investments
===============================================================================
Mortgagor & Address: Short Hills Associates, a New Jersey general partnership
                     200 East Long Lake Road
                     Bloomfield Hills, Michigan 48304
                     Attention:  Treasurer

===============================================================================
Liable Party& Address:  The Taubman Realty Group Limited Partnership,
                        a Delaware limited partnership
                        200 East Long Lake Road
                        Bloomfield Hills, Michigan 48304
                        Attention:  Treasurer
===============================================================================
County and State in which the Property is located: Essex County, State of New Jersey.
===============================================================================
Use:  Regional shopping center
===============================================================================

--------------------------------------------------------------------------------
Insurance:
Full Replacement Cost including $5,000,000.00 for Personal Property.

Boiler and Machinery $25,000,000.00

Business Income $50,000,000.00.

Commercial General Liability  $25,000,000.00

Earthquake Insurance   N/A

Address for Insurance Notification:
      Metropolitan Life Insurance Company
      One Madison Avenue
      New York, New York 10010-3690
      Attn:  Risk Management Unit, Area:  3 D/E

===============================================================================
Loan Documents: The Note, this Mortgage and any other documents related to the Note and/or Mortgage and all renewals, amendments, modifications, restatements and extensions of these documents.

Guaranty: Guaranty Agreement dated as of the Execution Date and executed by Liable Party, together with all amendments, modifications, replacements, substitutions and restatements thereof.

Unsecured Indemnity Agreement: Unsecured Indemnity Agreement dated as of the Execution Date and executed by Borrower and Liable Party in favor of Mortgagee, together with all amendments, modifications and restatements thereof.

The Unsecured Indemnity Agreement and the Guaranty are not Loan Documents.

===============================================================================


      THIS MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is made as of the Execution Date by Mortgagor to Mortgagee with reference to the following Recitals:

                                 R E C I T A L S

      A. This Mortgage secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Mortgagee, and any other amounts required to be paid by Mortgagor under any of the Loan Documents, (collectively, the "Secured Indebtedness", and sometimes referred to as the "Loan") and (2) the full performance by Mortgagor of all of the terms, covenants and obligations set forth in any of the Loan Documents.

      B. Mortgagor makes the following covenants and agreements for the benefit of Mortgagee or any prospective purchaser of the Loan Documents or participant in the Loan as contemplated in this Mortgage (all of which are collectively referred to as, "Mortgagee").

      NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Mortgagor agrees as follows:

                                   ARTICLE I.
                                GRANT OF SECURITY

     Section 1.01   REAL PROPERTY GRANT.   Mortgagor irrevocably  mortgages,
                    -------------------
grants, assigns and warrants to Mortgagee, its successors and assigns, with power of sale and right of entry and possession, all of Mortgagor's present and future estate, right, title and interest in and to the following which are collectively referred to as the "Real Property":

     (a) that certain real property located in the County and State which is more particularly described in Exhibit "A" attached to this Mortgage or any
                               -----------
portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Mortgagor with respect to
these items, and   the  benefits  of  any  existing   or  future    conditions,
covenants and restrictions affecting the real property (collectively, the "Land");

     (b) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, computers and software, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the "Improvements");

     (c) all present and future income, rents, revenue, profits, proceeds, accounts receivable, security deposits, and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Mortgagor, any advance payment of real estate taxes or assessments, or insurance premiums made by Mortgagor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Mortgagor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Mortgage ("Insurance Proceeds") (all of the items set forth in this paragraph are referred to collectively as "Rents and Profits");

     (d) all damages, payments and revenue of every kind that Mortgagor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;

     (e) all proceeds and claims arising on account of any damage to, or Condemnation(as hereinafter defined)of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

     (f) all licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and

     (g) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks trade names, and goodwill relating to the Land and/or Improvements.

      TO HAVE AND TO HOLD the Real Property, unto and for the use and benefit of Mortgagee, and its successors and assigns, forever subject to the terms, covenants and conditions of this Mortgage.

      Section 1.02    Personal Property Grant.   Mortgagor  irrevocably  grants,
                      -----------------------
assigns and warrants to Mortgagee, its successors and assigns, a security interest in Mortgagor's interest in all personal property in all of its forms that Mortgagor now or hereafter owns or in which Mortgagor now or hereafter acquires an interest or right, including, without limitation, those in which Mortgagor has an interest in mass or a joint or other interest or right of any kind, those which are now or hereafter located on or affixed to the Property, and those in transit thereto or in any other location, or used or useful in the operation, use or occupancy of the Property or the construction of any improvements thereon, including, without limitation, all of Mortgagor's right, title and interest in and to the following items (expressly excluding, however, trade fixtures and other personal property of tenants of the Property), all of which are collectively referred to as "Personal Property":

     (a) any portion of the Real Property which may be personal property, and all other personal property, whether now existing or acquired in the future which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;

     (b) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Mortgagor in common with others and all documents of membership in any owner's association or similar group;

     (c) all  plans  and  specifications   prepared  for  construction  of  the
Improvements, and all contracts and agreements of Mortgagor relating to the plans and specifications or to the construction of the Improvements;

     (d) all art work located on or used in connection with the Property or its occupation or occupancy;

     (e) all equipment, furniture, furnishings, appliances, machinery, fixtures, goods and other personal property, at any time located on or used in connection with the Real Property;

     (f) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Property, and all proceeds of the sale;

     (g) all  leases,  tenant   security   deposits,  policies  of   insurance,
accounts (including, without limitation, any escrow account described in this Mortgage and all sums on deposit therein), documents, instruments and chattel paper, and other agreements and rights relating to the Real Property, and other general intangibles, including but not limited to all rights under that certain Construction, Operation and Reciprocal Easement Agreement dated as of June 11, 1993 among Mortgagor, The Neiman Marcus Group, Inc., Nordstrom, Inc. and Saks & Company (the AREA@), all governmental permits relating to construction or other activities on the Real Property, all names under or by which the Real Property may at any time be operated or known, including, without limitation, the name "The Mall at Short Hills" and any similar name, all rights to carry on business under any such names, or any variant thereof, all trade names, trademarks and franchises relating in any way to the Real Property, all good will in any way relating to the Property, all licenses and permits relating in any way to, or to the operation of, the Property, all contractual rights, all options, all purchase orders, all manufacturers' warranties with respect to improvements, all construction contracts, all maintenance contracts, all service contracts and all of Mortgagor's claims and rights arising under or pursuant to Section 365 of the Bankruptcy Code, 11 U.S.C. ' 365; and

     (h) all  proceeds  from  the  voluntary  or  involuntary   disposition  or
claim respecting any of the foregoing items (including, without limitation, judgments, condemnation awards or otherwise) and all substitutions, replacements of, and additions to, any of the foregoing items.

      All of the Real Property and the Personal Property are collectively referred to as the "Property."

      Section 1.03   SATISFACTION AND RELEASE.    If  Mortgagor  shall  pay  to
                     ------------------------
Mortgagee the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, then this Mortgage shall be satisfied and released of record by Mortgagee in accordance with the laws of the State.

                                   ARTICLE II.

             MORTGAGOR REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.01   DUE AUTHORIZATION, EXECUTION, AND DELIVERY.
                    ------------------------------------------

     (a) Mortgagor represents and warrants that the execution of the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Mortgagor requiring further consent for such action by any other entity or person.

     (b) Mortgagor represents and warrants that it is duly formed, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.

     (c) Mortgagor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Mortgagor's being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.

     (d) Mortgagor represents and warrants that the Loan Documents and the Unsecured Indemnity Agreement have been duly authorized, executed and delivered by Mortgagor and constitute valid and binding obligations of Mortgagor which are enforceable in accordance with their terms.

Section 2.02  PERFORMANCE BY MORTGAGOR.  Mortgagor  shall  pay  the  Secured
              ------------------------
Indebtedness to Mortgagee and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

Section 2.03  WARRANTY OF TITLE.
              -----------------

     (a) Mortgagor warrants that it holds marketable and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property specific exceptions to title recorded in the real estate records of the County and contained in Schedule B of the title insurance policy or policies which have been approved by Mortgagee (the "Permitted Exceptions"). The Property is free from all due and unpaid taxes, assessments and mechanics' and materialmen's liens. The warranties of Mortgagor contained in this paragraph (a) are made solely for the benefit of Mortgagee and any prospective purchaser of the Loan Documents and participant in the Loan as contemplated in this Mortgage.

     (b) Mortgagor further covenants to warrant and forever defend Mortgagee from and against all persons claiming any interest in the Property other than interests specifically permitted hereunder.

     Section 2.04  TAXES, LIENS AND OTHER CHARGES
                   ------------------------------

     (a) Unless otherwise paid to Mortgagee as provided in Section 2.05 hereof, Mortgagor shall pay all real estate and other taxes, assessments, water and sewer charges, vault and other license or permit fees, liens, fines, penalties, interest, and other similar public and private claims which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the "Imposition(s)"). The Impositions shall be paid not later than the dates on which the particular Imposition would become delinquent and Mortgagor shall produce to Mortgagee receipts of the imposing authority, or other evidence reasonably satisfactory to Mortgagee, evidencing the payment of the Imposition in full. If Mortgagor elects by appropriate legal action to contest any Imposition, Mortgagor shall not be required to pay the Imposition provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Mortgagor shall pay the amount of the Imposition as finally determined in the proceeding or contest.

     (b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changing in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Mortgagee, at Mortgagee's option, the Secured Indebtedness shall become due and payable upon 120 days= prior written notice to Mortgagor. Notwithstanding the preceding sentence, Mortgagee's election to accelerate the Loan shall not be effective if (1) Mortgagor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Mortgagor agrees in writing to pay or reimburse Mortgagee in accordance with Section 11.06 hereof for the payment of any such Imposition
                  --------------
which becomes payable at any time when the Loan is outstanding.

     Section 2.05  ESCROW DEPOSITS  (a) Without limiting the effect  of  Section
                   ---------------
2.04 and Section 3.01, Mortgagor shall pay to Mortgagee monthly on the same date the monthly installment is payable under the Note, an amount equal to 1/12th of the amounts Mortgagee reasonably estimates are necessary to pay, on an annualized basis, (a) all Impositions and (b) the premiums for the insurance policies required under this Mortgage (collectively the "Premiums") until such time as Mortgagor has deposited an amount equal to the annual charges for these items and on demand, from time to time, shall pay to Mortgagee any additional amounts necessary to pay the Premiums and Impositions. Mortgagor will furnish to Mortgagee bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Mortgagee but shall be held by Mortgagee in a non-segregated interest-bearing account, provided, however, that Mortgagee shall not guarantee any particular rate of return. All amounts held under this
Section 2.05 shall be used only for the payment of the Premiums or Impositions for which the amounts were deposited.

      (b) Notwithstanding the provisions of Section 2.05(a) to the contrary, provided no Event of Default has occurred under the Loan Documents, the Guaranty or the Unsecured Indemnity Agreement, Mortgagee shall not require an escrow for the Impositions or the Premiums (collectively, the AEscrow Waivers@), provided, with respect to the Premiums only, Mortgagor shall deliver to Mortgagee not less than thirty (30) days prior to the date any Premium would become delinquent, evidence acceptable to Mortgagee that said Premium has been paid in full, including, without limitation, certified copies of all the insurance policies required pursuant to Article III hereof marked Apremium paid@ or in the case of a renewal of said policies, Mortgagor may furnish Mortgagee with binders thereof to be followed by the original policies when issued or certified copies thereof.

      (c) Notwithstanding the provisions of Section 2.05(b) to the contrary, in the event Mortgagor shall cure the Event of Default referred to in Section 2.05(b) (provided Mortgagee has accepted said cure), Mortgagee shall reinstate the Escrow Waivers, provided, however, the Escrow Waivers shall be permanently terminated upon the occurrence of any future Event of Default.

     Section 2.06 CARE AND USE OF THE PROPERTY
                  ----------------------------

     (a) Mortgagor represents and warrants to Mortgagee as follows:

          (i) All authorizations, approvals, licenses, including without limitation liquor licenses, if any, and operating permits required of Mortgagor to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.

          (ii) The Improvements, all plazas, parking facilities and landscaping upon the described Land and their Use comply in all material respects with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Mortgagor shall at all times comply in all material respects with all present or future Requirements affecting or relating to the Property and/or the Use. Mortgagor shall not use or knowingly permit the use of the Property, or any part thereof, for any illegal purpose. "Requirements" shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses, certificates of occupancy and/or other certificates that may be necessary from time to time to comply with any of the these requirements.

          (iii) To the best of Mortgagor's knowledge, Mortgagor has complied in all material respects with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Mortgagor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Mortgagor, at its sole cost and expense, shall keep the Property in good order, condition, and repair.

     (iv) Mortgagor shall abstain from, and not permit, the commission of waste to the Property and, subject to the rights of The Neiman Marcus Group Inc., Nordstrom, Inc., Saks & Company, A&S Real Estate, Inc. and Bloomingdale's Real Estate, Inc. under their respective leases of portions of the Real Property, shall not alter in any substantial manner, the structure or character of any Improvements (except for tenant improvements) without the prior written consent of Mortgagee.

     (v) The zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by the Mortgage.

     (b) Mortgagee shall have the right, at any time and from time to time during normal business hours and upon reasonable prior notice, to enter the Property in order to ascertain Mortgagor's compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and to inspect premises occupied by tenants subject to the rights of tenants under their leases. Mortgagor shall reasonably cooperate with Mortgagee performing these inspections. Mortgagee shall reimburse Mortgagor for any losses or damages caused by such inspections.

     (c) Mortgagor shall use, or cause to be used, the Property continuously for the Use. Mortgagor shall not use, or knowingly permit the use of, the Property for any other use without the prior written consent of Mortgagee. To the extent the Property is used as a residential apartment complex, (i) Mortgagor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called "condominium regime" whether superior or subordinate to this Mortgage and (ii) Mortgagor shall not permit any part of the Property to be converted to, or operated as, a "cooperative apartment house" whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.

     (d) Without the prior written  consent of  Mortgagee,  Mortgagor  shall not
(i) initiate or acquiesce in a change in the zoning classification of, and/or seek any variance under, existing zoning ordinances which would materially adversely affect the value of the Property, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants that may impair the lien of this Mortgage or materially impair the value of the Property.

     Section 2.07 COLLATERAL SECURITY INSTRUMENTS.   Mortgagor  covenants  and
                  -------------------------------
agrees that if Mortgagee at any time holds additional security for any obligations secured by this Mortgage, it may, upon the occurrence of an Event of Default, enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Mortgage. Mortgagee may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Mortgage, and without waiving any breach or default of Mortgagor under this Mortgage or any other Loan Document.

     Section 2.08 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
                  --------------------------------------------

     (a) Mortgagor shall promptly notify Mortgagee of the commencement, or receipt of written notice, of any and all material actions or proceedings or other material claim affecting the Property or the Borrower and/or the interest of Mortgagee under the Loan Documents (collectively, "Actions"). Mortgagor shall appear in and defend any Actions.

     (b) Mortgagee shall have the right, at the cost and expense of Mortgagor, to institute, maintain and participate in Actions and take such other action, as it may deem appropriate in the good faith exercise of its discretion to preserve or protect the Property and/or the interest of Mortgagee under the Loan Documents if Mortgagor has not instituted, maintained or participated in Actions in an appropriate manner as reasonably determined by Mortgagee. Any money paid by Mortgagee under this Section shall be reimbursed to Mortgagee in accordance with Section 11.06 hereof.
                -------------

     Section 2.09    LIENS  AND  ENCUMRANCES.  Except  as  expressly   permitted
                     -----------------------
herein, without the prior written consent of Mortgagee, to be exercised in Mortgagee's sole and absolute discretion, other than the Permitted Exceptions,
     Mortgagor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanics' liens, tax liens or assessment liens regardless of whether or not they are subordinate to the lien created by this Mortgage (collectively, "Liens and Encumbrances"). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Mortgagor shall obtain a discharge and release of any Liens and Encumbrances or obtain title insurance over such liens and incumbrances within thirty (30) days after receipt of notice of their existence.

     Section 2.10  SINGLE PURPOSE ENTITY. Mortgagor covenants and agrees that it
                   ---------------------
has not and shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other: (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii)incur additional indebtedness except in the ordinary course of business of owning and operating the Property; or (viii) modify, amend or revise its organizational documents in any manner that would affect or be contrary to the above covenants.


                                  ARTICLE III.
                                    INSURANCE

Section 3.01  REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.
              --------------------------------------------------

     (a) During the term of this Mortgage, Mortgagor at its sole cost and expense must provide insurance policies and certificates of insurance satisfactory to Mortgagee as to amounts, types of coverage and the companies underwriting these coverages. In no event will such policies be terminated or otherwise  allowed  to  lapse.  Mortgagor  shall  be  responsible  for  its  own deductibles. Mortgagor shall also pay for any insurance, or any increase of policy limits, not described in the Mortgage which Mortgagor requires for its own protection or for compliance with government statutes. Mortgagor's insurance shall be primary and without contribution from any insurance procured by Mortgagee.

      Policies of insurance shall be delivered to Mortgagee in accordance with the following requirements:

          (1)   All  Risk  Property  insurance  on  the   Improvements  and the
     Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to 100% of the "Full Replacement Cost" of the Improvements and Personal Property, which for purposes of this Article III shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $25,000; and
     (iv) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Mortgagor and approved by Mortgagee or by an engineer or appraiser in the regular employ of the insurer.

          (2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called "occurrence" form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Mortgagee in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an "if any" basis; (c) independent contractors;
     (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in this Mortgage to the extent available.

          (3)    Business   Income   insurance   in  an   amount  sufficient  to
     prevent Mortgagor from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover one (1) year's "Business Income" (as hereinafter defined). For the purposes of this paragraph (3),
     "Business Income" shall be not less than $50,000,000.   "Business  Income"
     shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Mortgagor, (iii) the fair market rental value of any portion of the Property which is occupied by Mortgagor, and (iv) any other amounts payable to Mortgagor or to any affiliate of Mortgagor pursuant to leases.

          (4) If Mortgagee determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Mortgagor will maintain a flood insurance policy meeting the
     requirements  of   the  current  guidelines  of  the  Federal   Insurance
     Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

          (5)    During  the  period  of  any  construction  or  renovation  or
     alteration  of  the  Improvements,  a  so-called  "Builder's   All   Risk"
     insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Mortgagee including an Occupancy endorsement and Worker's Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.

          (6) Workers' Compensation insurance, subject to the statutory limits of the State, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).

          (7) Boiler & Machinery insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.

          (8) Such other insurance as may from time to time be reasonably required by Mortgagee against other insurable hazards, including, but not limited to, vandalism, earthquake, sinkhole and mine subsidence.

     (b) Mortgagee's interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:

          (1)   The  policies of  insurance  referenced  in subsections  (a)(1),
 (a)(3), (a)(4), (a)(5) and (a)(7) of this Section 3.01 shall identify Mortgagee
 under  the  New  York  Standard   Mortgagee   Clause   (non-contributory)
 endorsement.

          (2) The insurance policy referenced in subsection 3.01 (a) (2) shall name Mortgagee as an additional insured.

          (3) All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days' written notice to Mortgagee in the event of policy cancellation and/or material change.

     (c) All the insurance companies must be authorized to do business in New York State and the State and be approved by Mortgagee. The insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors. Mortgagee has reviewed the qualifications of Mortgagor's present insurance companies and acknowledges that they are satisfactory. Mortgagor shall deliver evidence satisfactory to Mortgagee of payment of premiums due under the insurance policies.

     (d)  Certified  copies  of the  policies,  and any  endorsements,  shall be made available for inspection by Mortgagee upon request. If any policy is canceled before the Loan is satisfied, and Mortgagor fails to immediately procure replacement insurance, Mortgagee reserves the right but shall not have the obligation immediately to procure replacement insurance at Mortgagor's cost.

     (e) Mortgagor shall be required during the term of the Loan to continue to provide Mortgagee with certified copies of renewal policies or replacements of the insurance policies referenced in Section 3.01(a). Mortgagee may accept Certificates of Insurance evidencing insurance policies referenced in subsections (a)(2), (a)(4), and (a)(6) of this Section 3.01 instead of requiring the actual policies. Mortgagee shall be provided with renewal Certificates of Insurance, or Binders, not less than fifteen (15) days prior to each expiration. The failure of Mortgagor to maintain the insurance required under this Article III shall not constitute a waiver of Mortgagor's obligation to fulfill these requirements.

     (f) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Mortgagee's Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Mortgagee.

     Section 3.02    ADJUSTMENT OF CLAIMS.    Mortgagor  hereby  authorizes  and
                     --------------------
empowers Mortgagee to join Mortgagor in settling, adjusting or compromising any claim in excess of $5,000,000.00 for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction. Mortgagor shall not settle, adjust or compromise any claim in excess of $5,000,000.00 without Mortgagee's consent, which consent shall notbe unreasonably withheld or delayed.

     Section 3.03    ASSIGNMENT TO MORTGAGEE.   In the event of the  foreclosure
                     -----------------------
of  this   Mortgage  or  other   transfer  of  the  title  to  the  Property  in
extinguishment of the Secured Indebtedness, all right, title and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property shall pass to the transferee of the Property.
                                   ARTICLE IV.
                           BOOKS, RECORDS AND ACCOUNTS

     Section 4.01   BOOKS AND RECORDS.   Mortgagor shall keep adequate books and
                    -----------------
records of account in accordance with generally accepted accounting principles ("GAAP"), consistently applied and furnish to Mortgagee:

    (a) on request of Mortgagee, quarterly certified rent rolls signed and dated by Mortgagor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease (as defined in Section 5.02 hereof), the
                                                    -------------
security deposit held for each tenant, including the name and identification number of the account in which the security deposit is held and the name and address of the financial institution in which the deposit is held, and the term of each Lease, including the expiration date, and any other information as is reasonably required by Mortgagee, within thirty (30) days after the end of each fiscal quarter;

    (b) on request of Mortgagee, a quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, to be prepared and certified by Mortgagor in accordance with GAAP, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Mortgagor;

     (c) an annual balance sheet and profit and loss statement of Mortgagor and of the Liable Party prepared and certified by Mortgagor or the Liable Party, as the case may be, within ninety (90) days after the close of each fiscal year of Mortgagor and the Liable Party, as the case may be, together with a certified rent roll signed and dated by Mortgagor containing the information set forth in subparagraph (a) of this Section 4.01; and

     (d) an annual budget for the Property including cash flow projections for the upcoming year and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year.

     Section 4.02   ADDITIONAL MATTERS.
                    ------------------
     (a) Mortgagor shall furnish Mortgagee with such other additional financial or management information (including, without limitation, State and Federal tax returns) as may, from time to time, be reasonably required by Mortgagee.

     (b) Upon reasonable prior notice, Mortgagor shall furnish Mortgagee and its agents convenient facilities at Mortgagor's main offices for the examination and audit of any such books and records.

                                   ARTICLE V.
              LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY

     Section 5.01   MORTGAGOR'S REPRESENTATIONS AND WARRANTIES.
                    ------------------------------------------
     Mortgagor represents and warrants to Mortgagee as follows:

     (a) There are no leases or occupancy agreements affecting the Property except the leases and amendments described in the certified rent roll dated March 16, 1999 delivered by Mortgagor to Mortgagee, and Mortgagor has delivered to Mortgagee true, correct and complete copies of all leases, including amendments (collectively, "Existing Leases") and all guaranties and amendments of guaranties given in connection with the Existing Leases (the "Guaranties").

     (b) all Existing Leases and Guaranties and the REA are in full force and effect in all material respects without any oral or written modification except as set forth in writing in the copies delivered to Mortgagee.

     (c) Mortgagor has received no notices of defaults by Mortgagor under the Existing Leases and Guaranties or the REA and, to the best knowledge of Mortgagor, there are no defaults by any tenants under the Existing Leases or the REA or any guarantors under the Guaranties, except as heretofore disclosed in writing to Mortgagee by letter dated March 24, 1999 from Steven E. Eder, Senior Vice President and Treasurer of The Taubman Company (the "Manager's Letter").

     (d) To the best knowledge of Mortgagor, none of the tenants now occupying 10% or more of the Property or having a current lease affecting 10% or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.

     (e) Except only for rent and additional rent for the current month, Mortgagor has not accepted under any of the Leases any payment of advance rent, additional rent or security deposit in an amount that is more than one month's rent and additional rent, except as heretofore disclosed in writing to Mortgagee in the Manager's Letter.

     (f) Mortgagor has deposited all security deposits delivered in connection with the Existing Leases in accordance with applicable law.

     (g) No tenant under any Existing Lease has asserted in writing any defense, set-off or counterclaim with respect to its tenancy or its obligations under its lease, and no such defense, set-off or counterclaim exists, except as heretofore disclosed in writing to Mortgagee in the Manager's Letter.

     (h) There are no material unfulfilled landlord obligations due to tenants for tenant improvements, moving expenses or rental concessions or other matters, and all material credits required to be paid or contributed by Mortgagor under the Existing Leases have been paid or contributed in full, except as heretofore disclosed in writing to Mortgagee in the Manager's Letter.

     (i) None of the Existing Leases or Rents and Profits have been assigned, pledged, hypothecated or otherwise encumbered or transferred by Mortgagor except to the extent provided in the Loan Documents.

     Section 5.02   ASSIGNMENT OF LEASES.  In order to further secure payment of
                    --------------------
the Secured Indebtedness and the performance of Mortgagor's obligations under the Loan Documents, Mortgagor absolutely, presently and unconditionally grants and assigns to Mortgagee all of Mortgagor's right, title, interest and estate in, to and under (a) all of the Existing Leases and Guaranties affecting the Property and (b) all of the future leases and guaranties affecting the Property and (c) the Rents and Profits. Mortgagor acknowledges that it is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs provided, however, if the Event of Default is cured by Mortgagor, the license to receive the Rents and Profits shall be reinstated. The Existing Leases and Guaranties and all future leases, lease amendments and guaranties affecting the Property are collectively referred to as the "Leases".

     Section 5.03 PERFORMANCE OF OBLIGATIONS.
                  --------------------------
     (a) Mortgagor shall perform in all material respects all obligations under any and all Leases and the REA.

     (b) Mortgagor agrees to furnish Mortgagee executed copies of all future Leases. Mortgagor shall not, without the express written consent of Mortgagee,
(i) enter into or extend any Lease unless the Lease complies with the Leasing Guidelines which are attached to this Mortgage as Exhibit "B", or (ii) cancel or terminate any Leases (except in the case of a default) unless Mortgagor has entered into new Leases covering all of the premises of the Leases being terminated or surrendered or unless such cancellation or termination otherwise complies with the Leasing Guidelines, or (iii) modify or amend any Leases in any material way or reduce the rent or additional rent or unless such modification or amendment or reduction in rent or additional rent otherwise complies with the Leasing Guidelines, or (iv) accept payment of advance rents or security deposits in an amount in excess of one month's rent, or (v) any options to purchase the Property, or (vi) cancel, terminate, or modify or amend in any material way the REA, which consent shall not be unreasonably withheld or delayed with respect to amendments or modifications to the REA.

     Section 5.04  SUBORDINATE LEASES AND NON-DISTURBANCE AGREEMENTS.
                   -------------------------------------------------
     (a) Mortgagee shall enter into non-disturbance agreements with tenants under any Leases hereafter entered into and any Leases existing on the date of execution of this Mortgage, the terms of which require delivery of non-disturbance agreements. Mortgagee may, at its election, provide a
non-disturbance   agreement   to  any   other   tenant.   Any   tenant  to  whom
non-disturbance is granted shall execute Mortgagee's standard form of subordination, non-disturbance and attornment agreement with such changes as Mortgagee shall approve in its judgment, reasonably exercised.

     (b)  Notwithstanding  Section  5.03  above,  Mortgagee  shall have approval
                           -------------
rights, not to be unreasonably withheld or delayed, with respect to any Lease, including, without limitation, Leases which otherwise comply with the Leasing Guidelines, in the event Mortgagee is asked to provide a non-disturbance agreement in connection with such Lease. Mortgagor shall pay or, on demand, reimburse Mortgagee for the payment of any reasonable costs or expenses (including reasonable attorneys' fees and disbursements) incurred or expended in connection with or incidental to (i) the review and approval of any Lease requiring a non-disturbance agreement, and (ii) the preparation and negotiation of a non-disturbance agreement in connection with any Lease.

     Section 5.05  LEASING COMMISSIONS.  Mortgagor  covenants  and  agrees  that
                   -------------------
all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (a) provide (whether in the agreement itself or a separate subordination agreement) that the obligation will not be enforceable against Mortgagee, except for management fees due for any period that Mortgagee is in possession of the Property, and (b) be subordinate to the lien of this Mortgage. Mortgagee will be provided evidence of Mortgagor's compliance with this Section upon request.

                                   ARTICLE VI.
                              ENVIRONMENTAL HAZARDS

     Section 6.01 REPRESENTATIONS AND WARRANTIES.   Mortgagor hereby represents,
                  ------------------------------
warrants, covenants and agrees to and with Mortgagee that, except as otherwise disclosed in the Phase I Environmental Audit Report prepared by ATC Associates, Inc., dated March 8, 1999, (a) neither Mortgagor nor, to Mortgagor's actual knowledge, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or knowingly permitted, nor at any time will Mortgagor place, suffer or knowingly permit the presence of any toxic waste or other Hazardous Materials (as defined in Section 6.05 hereof) at, on, under, within or about the Property in violation of applicable Environmental Laws except as expressly approved by Mortgagee in writing, (b) neither Mortgagor nor any portion of the Property is subject to any existing, or to Mortgagor=s actual knowledge threatened, investigation by any governmental authority under any Requirements of Environmental Laws (as defined in Section 6.06 hereof), (c) Mortgagor has not and is not required by any Requirements of Environmental Laws to obtain any permits or licenses to use any portion of the Improvements, fixtures, or equipment on the Property which have not been obtained, (d) all operations or activities upon the Property to the best of Mortgagor's knowledge, and any use or occupancy of the Property by Mortgagor are currently and shall in the future be in compliance with all Requirements of Environmental Laws, (e) Mortgagor will use all commercially reasonable efforts to assure (i) that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws and (ii) that no tenant, subtenant or occupant places, suffers or permits any toxic waste or other Hazardous Materials at, on, under, within or about the Property in violation of applicable Environmental Laws, and (f) Mortgagor will comply with all of the requirements and recommendations set forth in any environmental site assessment performed with respect to the Property prior to the date hereof as a condition of the Loan and will obtain and forward to Mortgagee revised environmental site assessments, if reasonably requested by Mortgagee.

     Section  6.02  REMEDIAL WORK. In the event any  investigation or monitoring
                    -------------
of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is reasonably necessary under any Requirements of Environmental Laws (defined below),
Mortgagor shall within thirty (30) days after written demand by Mortgagee (or such shorter period of time as may be required under Requirements of Environmental Laws) perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Mortgagor and approved in advance in writing by Mortgagee, which approval shall not be unreasonably withheld or delayed, and under the supervision of a consulting engineer, selected by Mortgagor and approved in advance in writing by Mortgagee, which approval shall not be unreasonably withheld or delayed. All costs and expenses of Remedial Work shall be paid by Mortgagor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Mortgagee's reasonable attorneys', architects' and/or consultants' fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Mortgagee may, but shall not be required to, upon thirty (30) days= prior written notice to Mortgagor, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06 hereof.
            -----     -----

     Section 6.03 ENVIRONMENTAL SITE ASSESSMENT. Mortgagee shall have the right,
                  -----------------------------
if evidence exists, in its reasonable judgment, that there may be a violation of applicable Environmental Laws, to undertake, at the expense of Mortgagor, an environmental site assessment on the Property, including any testing that Mortgagee may determine, in its reasonable discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Mortgagor shall cooperate fully with Mortgagee and its consultants performing such assessments and tests.

     Section 6.04  UNSECURED OBLIGATIONS.  No  amounts which may become owing by
                   ---------------------
Mortgagor to  Mortgagee  under this  Article  VI or under any other provision of
                                     -----------
this  Mortgage as a result of a breach of or  violation of this Article VI shall
                                                                ----------
be secured by this Mortgage.  The obligations of Mortgagee under this Article VI
                                                                      ----------
shall  nevertheless  continue  in full  force and  effect and any breach of this
Article VI shall  constitute an Event of Default  subject to the notice and cure
----------
periods  provided in this  Mortgage.  The lien of this Mortgage shall not secure
(a) any obligations evidenced by or arising under the Unsecured Indemnity Agreement ("Unsecured Obligations"), or (b) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Mortgage but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Mortgagee to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Mortgage following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws.

     Section 6.05   HAZARDOUS MATERIALS.  "Hazardous  Materials"  shall  include
                    -------------------
without limitation:

     (a) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

     (b) Those substances defined as "hazardous wastes" or "hazardous substance" in the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act or the New Jersey Solid Waste Management Act of N.J.A.C. 7:26C-1.3 and in the regulations promulgated pursuant to such laws;

     (c) Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to the New Jersey Spill Compensation and Control Act, the New Jersey Industrial Site Recovery Act or the New Jersey Solid Waste Management Act of N.J.A.C. 7:26C-1.3;

     (d) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the
Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

     (e) Any material, waste or substance which is (i) petroleum, (ii) asbestos,
(iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. '1251 et seq. (33 U.S.C. '1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. '1317); (v) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976, 15 U.S.C. " 2601 et seq.; (vi) flammable explosives; or (vii) radioactive materials; and

     (f) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations during the Period in which Mortgagor owns the Property.

     Section  6.06   REQUIREMENTS  OF  ENVIRONMENTAL   LAWS.   "Requirements  of
                     --------------------------------------
Environmental Laws" means all requirements related to the Property imposed by any law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (a) exposure to Hazardous Materials; (b) pollution or protection of the air, surface water, ground water, land; (c) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (d) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.
                                  ARTICLE VII.
                     CASUALTY, CONDEMNATION AND RESTORATION

     Section 7.01  MORTGAGOR'S REPRESENTATION  Mortgagor represents and warrants
                   --------------------------
 as follows:

     (a) Except as expressly approved by Mortgagee in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.

     (b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Mortgagor received written notice of any proposed condemnation or other similar proceeding affecting the Property.

     Section 7.02 RESTORATION
                  -----------
     (a) Mortgagor shall give prompt written notice of any material casualty to the Property to Mortgagee whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property.

     (b) In the event of any damage to or destruction of the Property, and provided Net Insurance Proceeds (defined below) are made available therefor by Mortgagee, Mortgagor shall commence and diligently pursue to completion the Restoration of the Property. Mortgagor assigns to Mortgagee all Insurance Proceeds which Mortgagor is entitled to receive in connection with a casualty whether or not such insurance is required under this Mortgage. In the event of any damage to or destruction of the Property, and provided that (1) an Event of Default does not currently exist, and (2) Mortgagee has determined that (i) there has not been an Impairment of the Security (as defined in subsection 7.02
(c) hereof), and (ii) the repair, restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (the "Restoration") can be accomplished in compliance in all material respects with all Requirements to substantially the same general condition, character and general utility as that existing prior to the casualty, then Mortgagee shall hold and disburse the Insurance Proceeds, less (x) the cost, if any, to Mortgagee of recovering the Insurance Proceeds including, without limitation, reasonable attorneys' fees and expenses, and adjusters' fees, and (y) any Business Income Insurance Proceeds received by Mortgagee (the "Net Insurance Proceeds"), to Mortgagor for the Restoration of the Property. Notwithstanding anything to the contrary contained herein, if the Net Insurance Proceeds shall be less than $5,000,000.00 and the costs of completing the Restoration shall be less than $5,000,000, the Net Insurance Proceeds will be disbursed by Mortgagee to Mortgagor upon receipt provided that all the conditions set forth in subparagraphs (1) and (2) of this paragraph (b) are met and Mortgagor delivers to Mortgagee a written undertaking to commence expeditiously and to complete satisfactorily with due diligence the Restoration in accordance with the terms of this Mortgage. Business Income Insurance Proceeds received by Mortgagee shall be applied by Mortgagee first to payment of monthly installments of interest or principal and interest due under the Note and the balance shall be disbursed to Mortgagor for the payment of Impositions, Premiums and other operating expenses of the Property.

     (c) For the purpose of this Article VII, "Impairment of the Security" shall
                                 -----------
mean any or all of the following: (i) Leases providing more than 20% of the gross income of the Property existing immediately prior to the damage, destruction, condemnation or casualty shall have been cancelled, or (ii) Restoration of the Property is estimated to require more than two years to complete from the date of the occurrence, or
(iii) Restoration cannot be completed before the Maturity Date or (iv) in the case of "Condemnation" (hereinafter defined), the portion of the Property not taken has, in Mortgagee's reasonable judgment, been rendered economically unviable by the taking.

     (d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article VII, Mortgagor shall comply with Mortgagee's
                       ------------
Requirements  For  Restoration  as  set  forth  in  Section  7.04  below.   Upon
                                                    -------------
Mortgagor's satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents, Mortgagee shall pay any remaining Restoration Funds (as defined in
Section 7.04 below) and any Business Income Insurance  Proceeds  remaining after
------------
application to the payment of principal and interest on the Note then held by Mortgagee to Mortgagor.

     (e) In the event that the conditions precedent to Mortgagee's disbursement of the Net Insurance Proceeds for the Restoration set forth in this Section have not been met, Mortgagee may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness without a prepayment premium or penalty and Mortgagee may declare the entire Secured Indebtedness due and payable upon four (4) months prior notice to Mortgagor. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Mortgagor. Mortgagee=s right to Insurance Proceeds shall be subject to the provisions of any Lease to which this Mortgage is subordinate, requiring Mortgagor to repair or restore the premises demised thereunder, provided, however, that unless prohibited by such Lease, Net Insurance Proceeds shall be held by Mortgagee and disbursed to Mortgagor as provided in paragraph (b) of this Section 7.02 upon written request of Mortgagor in increments from time to
     ------------
time as the Restoration progresses.

     Section 7.03  CONDEMNATION
                   ------------
     (a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain ("Condemnation"), Mortgagee shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation in excess of $5,000,000.00 ("Condemnation Proceeds"). At its option, Mortgagee shall be entitled to join Mortgagor in appearing in and prosecuting any action or proceeding or to approve any compromise or settlement in connection with such Condemnation in excess of $5,000,000.00. Mortgagor shall not settle, adjust or compromise any claim in Condemnation in excess of $5,000,000.00 without Mortgagee's consent, which consent shall not be unreasonably withheld or delayed.

     (b) In the event of any Condemnation of the Property, and provided Net Condemnation Proceeds are made available therefor to Mortgagor by Mortgagee, Mortgagor shall commence and diligently pursue to completion the Restoration of the Property that has not been taken. Mortgagor assigns to Mortgagee all Condemnation Proceeds which Mortgagor is entitled to receive. In the event of any Condemnation, and provided that (1) an Event of Default does not currently exist, and (2) Mortgagee has reasonably determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in compliance in all material aspects with all Requirements to substantially the same general condition, character and general utility to that existing prior to the taking, then Mortgagee shall hold and disburse the Condemnation Proceeds, less the cost, if any, to Mortgagee of recovering the Condemnation Proceeds including, without limitation, reasonable attorneys' fees and expenses, and adjusters' fees (the "Net Condemnation Proceeds"), to Mortgagor for the Restoration of the Property.

     (c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Mortgagor shall comply with Mortgagee's Requirements For Restoration as set forth in Section 7.04 below. Upon Mortgagor's satisfaction
                            ------------
and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing under the Loan Documents, Mortgagee shall pay any remaining Restoration Funds (as defined in Section 7.04 below)
                                                            -------------
then held by Mortgagee to Mortgagor.

     (d) In the event that the conditions precedent to Mortgagee's disbursement of the Net Condemnation Proceeds for the Restoration set forth in this
Section have not been met, Mortgagee may, at its option, apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness without a prepayment premium or penalty and Mortgagee may declare the entire Secured Indebtedness due and payable upon four (4) months prior notice to Mortgagor. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Mortgagor.

     (e) Mortgagee's right to Net Condemnation Proceeds shall be subject to the provisions of any Lease to which this Mortgage is subordinate requiring
Mortgagor to repair or restore the premises demised thereunder, provided, however, that unless prohibited by such Lease, Net Condemnation Proceeds shall be held by Mortgagee and disbursed to Mortgagor as provided in paragraph
(b) of Section 7.02 upon written  request of Mortgagor in  increments from  time
       ------------
to time as the Restoration progresses.

     Section 7.04   REQUIREMENTS FOR RESTORATION.   Unless  otherwise  expressly
                    ----------------------------
agreed in a writing signed by Mortgagee and Mortgagor, the following are the Requirements For Restoration:

     (a) Prior to the commencement of any Restoration work (the "Work"), Mortgagor shall provide Mortgagee for its review and written approval, not to be unreasonably withheld or delayed (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities,
(B) have been approved by  an  architect  reasonably  satisfactory  to Mortgagee
(the "Architect") and (C) are accompanied by Architect's signed statement of the total estimated cost of the Work (the "Approved Plans and Specifications");
(ii)the amount of money which Mortgagee reasonably determines will be sufficient when added to the Net Insurance Proceeds or Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the "Restoration Funds"); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; and (iv) an executed contract for construction with a contractor reasonably satisfactory to Mortgagee (the "Contractor") in a form approved by Mortgagee in writing.

     (b) Mortgagor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Mortgagor shall have complied with the requirements of subsection (a)of this Section 7.04.
                                             ----------            ------------
So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Mortgagee's discretion, waived, Mortgagee shall disburse the Restoration Funds in increments to Mortgagor, from time to time as the Work progresses upon request of Mortgagor (but not more frequently than monthly):

          (i)    Architect shall be in charge of the Work;

          (ii) Mortgagee shall disburse the Restoration Funds directly, upon not less than ten (10) days' prior written notice from Mortgagor to
     Mortgagee and Mortgagor's delivery to Mortgagee of (A) Mortgagor's written request for payment (a "Request for Payment") accompanied by a certificate by Architect in a form reasonably satisfactory to Mortgagee which states that (1) all of the Work completed to that date has been completed in compliance in all material respects with the Approved Plans and
     Specifications and in accordance with all Requirements, (2) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (3) when added to all sums previously paid by Mortgagee, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence reasonably satisfactory to Mortgagee that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by an endorsement to Mortgagee's title policy insuring that no construction lien exists on or affects the Property;

          (iii)    The  final  Request  for  Payment  shall  be  accompanied  by
     (A) a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (B) evidence that the Restoration has been completed in accordance with the Approved Plans and Specifications in all material respects and with all Requirements, (C) evidence that the costs of the Restoration have been paid in full, and (D) an endorsement to Mortgagee's title policy insuring that no construction lien exists on or affects the Property.

     (c) If there exists an Event of Default, then, in addition to all of the rights herein set forth, Mortgagee may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Mortgagee may determine, and at Mortgagee's option and in its sole discretion, Mortgagee may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee (as defined in the Note).

     (d) If prior to the commencement of the Work or prior to completion thereof the Restoration Funds or the undisbursed balance thereof shall not, in Mortgagee's reasonable opinion, be sufficient to pay in full the balance of the cost of the Work as estimated by the Architect, (the "Restoration Deficiency"). Mortgagee shall not make any disbursement of Restoration Funds until Mortgagor shall have submitted to Mortgagee (A) a certificate of Architect in a form reasonably satisfactory to Mortgagee which states that (1) Mortgagor has expended an amount equal to the Restoration Deficiency toward the cost of the Work, (2) the Work completed to that date has been completed in compliance in all material respects with the Approved Plans and Specifications and in accordance with all Requirements and (3) the amount expended by Mortgagor, when added to the Restoration Funds, will be sufficient to pay the entire cost of the Work; and
(B) an endorsement to Mortgagee's title policy insuring that no construction lien exists on or affects the Property.

                                  ARTICLE VIII.
                          REPRESENTATIONS OF MORTGAGOR

     Section 8.01    ERISA.    Mortgagor   hereby   represents,   warrants   and
                     -----
covenants that:(a) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),which is subject to Title I of ERISA, nor a plan as defined in Section 4975 (e) (1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan"); (b) Mortgagor's assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (c) it will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets".

     Section 8.02   NON-RELATIONSHIP.     Neither  Mortgagor  nor any partner of
                    ----------------
Mortgagor is (a) a director or officer of Metropolitan Life Insurance Company ("MetLife"), (b) a parent, son or daughter of a director or officer of MetLife, or a descendent of any of them, (c) a stepparent, adopted child, stepson or stepdaughter of a director or officer of MetLife, or (d) a spouse of a director or officer of MetLife.

     Section 8.03   NO ADVERSE CHANGE.  Mortgagor represents and warrants that:
                    -----------------
     (a) there has been no material adverse change from the conditions shown in the application, including the rental income of the Property, submitted for the Loan by Mortgagor ("Application") or in the materials submitted by Borrower in support of the Application in the financial condition of Mortgagor or the Liable Party, respectively as the case may be (collectively, "Mortgagor's Constituents").

     (b) Mortgagor has delivered to Mortgagee true and correct copies of all Mortgagor's organizational documents and except as expressly approved by Mortgagee in writing, there have been no changes in Mortgagor's Constituents since the date that the Application was executed by Mortgagor.

     (c) Neither Mortgagor, nor any of the Mortgagor's Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Mortgagor, no such proceeding is contemplated or threatened.

     Section 8.04   FIRPTA.  Mortgagor represents and warrants that Mortgagor is
                    ------
not a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986.

                                   ARTICLE IX.
                            EXCULPATION AND LIABILITY

     Section 9.01  LIABILITY OF MORTGAGOR.
                   ----------------------
            Upon the occurrence of an Event of Default, except as provided in this Section 9.01, Mortgagee will look solely to the Property and the security
     ------------
under the Loan Documents for the repayment of the Loan and will not enforce a deficiency or other judgment, order or claim against Mortgagor or any of Mortgagor=s Constituents or any partner, director, officer, trustee, shareholder, member, employee or principal of any such partner, nor any of their successors and assigns except as set forth in this Section 9.01. However,
                                                        -------------
nothing  contained  in this  Section 9.01 shall limit the rights of Mortgagee to
                             ------------
proceed against Mortgagor and/or the Liable Party, (i) to enforce any leases entered into by Mortgagor or its affiliates as tenant, guarantees, or other agreements entered into by Mortgagor in a capacity other than as borrower or any policies of insurance; (ii) to recover damages for fraud or intentional material misrepresentation; (iii) to recover any Condemnation Proceeds or Insurance Proceeds which have not been applied in accordance with the terms of the Loan Documents by Mortgagor or which, under the terms of the Loan Documents, should have been paid to Mortgagee; (iv) to recover any tenant security deposits, tenant letters of credit or other deposits or fees paid to Mortgagor that are part of the collateral for the Loan or prepaid rents for a period of more than 30 days which have not been delivered to Mortgagee upon foreclosure; (v) to recover Rents and Profits received by Mortgagor after the first day of the month in which an Event of Default occurs and prior to the earlier of (1) the date such Event of Default is cured by Mortgagor or expressly waived in writing by Mortgagee or (2) the date Mortgagee (or any other third party purchaser at a foreclosure sale) acquires title to the Property, which have not been applied to the Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with the provisions of this Mortgage pertaining to Hazardous Materials or the Unsecured Indemnity Agreement; and/or (vii) to recover damages arising from Mortgagor's wilful failure to comply with the provisions of this Mortgage pertaining to ERISA. Notwithstanding anything to the contrary contained herein, in no event shall any direct or indirect partner in The Taubman Realty Group Limited Partnership have any personal liability hereunder.


                                   ARTICLE X.
                 CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY

     Section 10.01  CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.
                    ------------------------------------------------------------

     (a) Mortgagor shall not cause or permit, without the prior written consent of Mortgagee, in its sole discretion: (i) the Property or any interest in the Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of (except that Mortgagor may (a) lease space in the Property to tenants in accordance with the Leasing Guidelines and (b) enter into utility easements for the Property, provided said easements are in the ordinary course of Mortgagor=s business and do not materially and adversely affect the value of the Property); or (ii) any change in the partners of

Mortgagor or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Mortgagor, including, without limitation, any conversion of Mortgagor from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, "Transfers").

     (b) The prohibitions on transfer shall not be applicable to (i) Transfers as a result of the death of a natural person who is Mortgagor; or (ii) Transfers in connection with estate planning by a natural person to a spouse, son or daughter or descendant of either, a stepson or stepdaughter or descendant of either.

     (c) Notwithstanding anything to the contrary contained in this Section 10.01, Mortgagee's prior written consent shall not be required for the Liable Party to reduce its ownership interest in Mortgagor provided (1) Liable Party continues to own, directly or indirectly, at least fifty percent (50%) of the beneficial ownership interests in Mortgagor, (2) Liable Party remains as the managing general partner of Mortgagor, (3) the Taubman Company continues (x) to be the property manager of the Property, and (y) to have substantially the same operating and management experience with respect to first-class regional and super-regional malls and shopping centers as it has on the date hereof, and (4) Taubman Centers, Inc. ("TCI"), remains as the managing general partner of Liable Party, and at all times TCI, TG Partners Limited Partnership, a Delaware limited partnership, and TRA Partners, a Michigan co-partnership (collectively, the "Taubman Entities") continue to own in the aggregate at least a fifty and one-tenth percent (50.1%) ownership interest in Liable Party, provided, however, that in the event such ownership interests of TCI and the Taubman Entities in the aggregate drop below such 50.1% level, such event shall not constitute an Event of Default if all the other conditions set forth in this
Section 10.01(c) are satisfied and Mortgagor pays to Mortgagee concurrently with such reduction in ownership interest a transfer fee equal to one-half of one percent (1/2%) of the then outstanding principal balance of the Loan.

     (d) Notwithstanding anything to the contrary contained in this Section 10.01, Mortgagor shall have the right to convert itself into a limited partner-ship, a limited liability company or a limited liability partnership (the "New Borrower") provided that (1) Liable Party continues to own at least a fifty percent (50%) ownership interest in the New Borrower, and Liable Party is the managing general partner or managing member, as applicable, of the New Borrower,
(2) Mortgagor gives Mortgagee notice of the planned conversion along with copies of all the prospective organizational documents of the New Borrower, including, without limitation, its prospective limited partnership agreement and certificate of partnership, articles of organization and operating agreement not less than thirty (30) days prior to the conversion, (3) Mortgagee shall have approved in writing such organizational documents, such approval not to be unreasonably withheld or delayed, (4) Liable Party expressly agrees in writing that the Guaranty shall remain in full force and effect after the conversion,
(5) an assumption agreement in form and substance reasonably acceptable to Mortgagee in which the New Borrower assumes all Mortgagor=s obligations under the Loan Documents and the Unsecured Indemnity Agreement shall be executed and delivered by New Borrower to Mortgagee at the time of conversion, (6) New Borrower shall deliver a new Non-Consolidation Opinion to Mortgagee, which new opinion shall be in form and substance the same as the non-consolidation opinion delivered by Mortgagor upon the execution of this Mortgage, and (7) Mortgagor shall pay any reasonable out-of-pocket expenses incurred by Mortgagee in connection with such conversion and assumption of the Loan Documents.

     Section 10.02  PROHIBITION ON SUBORDINATE FINANCING.  (a)  Mortgagor  shall
                    ------------------------------------
not incur or permit the incurring of (a) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (b) any pledge or encumbrance of a direct partnership interest in Mortgagor.

      (b) Notwithstanding the foregoing, Mortgagor will be permitted to enter into personal property equipment/fixtures financing agreements provided that (i) said financings do not exceed $5,000,000 outstanding in the aggregate at any one time, and (ii) the mortgagee(s) or equipment/fixtures lenders under such financing(s) agree to give Mortgagee notice of any default thereunder and provide Mortgagee with a reasonable opportunity to cure such default.

     Section 10.03  STATEMENTS REGARDING OWNERSHIP.   Mortgagor agrees to submit
                    ------------------------------
or cause to be submitted to Mortgagee within thirty (30) days after December 31st of each calendar year during the term of this Mortgage and twenty (20)days after any written request by Mortgagee, a sworn, notarized certificate, signed by an authorized (a) individual who is Mortgagor or one of the individuals comprising Mortgagor, (b) member of Mortgagor, (c) partner of Mortgagor or
(d) officer of Mortgagor, as the case may be, stating whether (i) except for Leases made pursuant to the Leasing Guidelines, any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (ii) any conveyance, transfer, pledge or encumbrance of any interest in Mortgagor has been made by Mortgagor and if so, to whom; or (iii) there has been any change in the partners comprising Mortgagor from those on the Execution Date, and if so, a description of such change or changes.

                                   ARTICLE XI.
                              DEFAULTS AND REMEDIES

     Section 11.01  EVENTS OF DEFAULT.   Any of the  following  shall be  deemed
                    -----------------
to be a material breach of Mortgagor's covenants in this Mortgage and shall constitute an "Event of Default":

     (a) The failure of Mortgagor to pay any installment of principal, interest or principal and interest within seven (7) days of the due date of such payment;

     (b) The failure of Mortgagor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure, provided, however, that if such default is curable but cannot reasonably be cured within such thirty (30) day period and Mortgagor shall have commenced to cure such default within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to cure the same, such thirty (30) day period shall be extended for so long as it shall require Mortgagor in the exercise of due diligence to cure such default, but no such extension shall be for a period in excess of one hundred twenty (120) days.;

     (c) The filing by Mortgagor or the Liable Party of a voluntary petition or application for relief in bankruptcy, the filing against Mortgagor of an involuntary petition or application for relief in bankruptcy which is not dismissed within ninety (90) days, or Mortgagor's or Liable Party's adjudication as a bankrupt or insolvent, or the filing by Mortgagor or Liable
Party's of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or Mortgagor's seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of Mortgagor or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

     (d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Mortgagor, or the Liable Party shall be materially false  or  misleading  provided,  however,  that  if such  false  or  misleading
warranty,  representation   or   certification   shall   have   been   made  or
furnished unintentionally, Mortgagor shall have a period of thirty (30) days after receipt of notice from Mortgagee to cure such default;

     (e) If for a period of thirty (30) days after receipt of notice from Mortgagee, Mortgagor shall suffer or permit the Property, or any part of the Property, to be used in a manner that might (1) impair Mortgagor's title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property;

     (f) If Liable Party shall default under the Guaranty executed by Liable Party in favor of Mortgagee and such default remains uncured for a period of thirty (30) days after notice to Liable Party of such default; or

     (g) If the net worth, as hereinafter defined, of the Liable Party shall fail to equal or exceed Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) or the interest of Liable Party in Mortgagor is reduced except as permitted in Section 10.01(c); or
                       ----------------

     (h) Mortgagor fails to furnish to Mortgagee the financial statements, rent rolls and budgets required under Article IV within thirty (30) days after
                                      ----------
notice from Mortgagee.

      "Net worth" as used in subparagraph (g) of this Section 11.01, shall mean the excess of:

               (1) the sum of (i) the value of all operating shopping centers which are wholly owned by the Liable Party and the Liable Party's percentage interest of the value of all operating shopping centers which are partially owned by the Liable Party, calculated by capitalizing annual net operating income at an annual rate equal to ninety percent (90%)of the average of the "Average Overall Cap Rate for National Regional Malls" for the preceding four (4) calendar quarters as published quarterly by Korpacz Real Estate Investor Survey (or if Korpacz Real Estate Investor Survey is no longer published, such annual rate will be eight and one-half percent (8.5%), (ii) the cost basis of all shopping centers of the Liable Party under development, and (iii) cash or cash equivalents over (2) the sum of (x) all outstanding indebtedness of shopping centers which are wholly owned by the Liable Party, (y) the Liable Party's share of outstanding indebtedness of shopping centers which are partially owned by the Liable Party, and (z) any direct indebtedness of the Liable Party.

     Notwithstanding the foregoing, if Liable Party's net worth as determined above shall fall below Two Hundred Fifty Million and 00/100 Dollars, it shall not be a default hereunder or under any of the other Loan Documents if Liable Party's net worth exceeds such amount when determined by either of the following methods:

      1. Calculate Liable Party=s net worth by multiplying (A) the average closing price for a share of the common stock of Taubman Centers, Inc. on the New York Stock Exchange for the ten (10) days prior to the date of calculation and (B) the number of outstanding shares of common stock of Taubman Centers, Inc. on the date of calculation and then dividing by (C) the percentage of partnership units of Liable Party owned by Taubman Centers, Inc. on the date of the calculation; or

      2. Determine the net worth of Liable Party according to the definition of net worth above, except that the value of all operating centers shall be determined by appraisals conducted by an appraiser reasonably satisfactory to Lender.

     Section 11.02  REMEDIES UPON DEFAULT.   Upon the  happening  of an Event of
                    ---------------------
Default the Secured Indebtedness shall, at the option of Mortgagee, become immediately due and payable, without further notice or demand, and Mortgagee may undertake any one or more of the following remedies:

     (a)  Foreclosure.   Institute  a foreclosure  action in accordance with the
          -----------
law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Mortgagee may proceed to final judgment and execution for the amount of the Secured Indebtedness owed as of the date of the judgment, together with all costs of suit, reasonable attorneys' fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Mortgagee is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Mortgagee; and/or

     (b)  Power of Sale.  Institute  a  non-judicial  foreclosure  proceeding in
          -------------
compliance with applicable law in effect on the date foreclosure is commenced for Mortgagee to sell the Property either as a whole or in separate parcels as Mortgagee may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Indebtedness. If the Property is sold as separate parcels, Mortgagee may direct the order in which the parcels are sold. Mortgagee shall deliver to the purchaser a Mortgagee's deed or deeds without covenant or warranty, express or implied. Mortgagee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

     (c) Entry. Enter into  possession of the Property,  lease the Improvements,
         -----
collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Mortgagee, in Mortgagee's sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness; and/or

     (d)  Receivership.  Have a receiver appointed to enter into  possession  of
          ------------
the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Mortgagee shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Mortgagor or any Liable Parties. Mortgagor and Liable Parties shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Mortgagee or any receiver shall not affect or cure any Event of Default.

     Section 11.03 APPLICATION OF PROCEEDS OF SALE.  In  the  event of a sale of
                   -------------------------------
the Property pursuant to Section 11.02 of this Mortgage, to the extent permitted
                         -------------
by law, the Mortgagee shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness, including without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys' fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents.

    Section 11.04 WAIVER OF JURY TRIAL. To the fullest  extent permitted by law,
                  --------------------
Mortgagor and Mortgagee HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY in any action, proceeding and/or hearing on any matter whatsoever arising out of, or in any way connected with, the Note, this Mortgage or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation. Neither party will seek to consolidate any such action in which a jury has been waived, with any other action in which a jury trial cannot or has not been waived. Each party has received the advice of counsel with respect to this waiver.

     Section 11.05   MORTGAGEE'S  RIGHT  TO  PERFORM  MORTGAGOR'S  OBLIGATIONS.
                     ---------------------------------------------------------
Mortgagor agrees that, if Mortgagor fails to perform any act or to pay any money which Mortgagor is required to perform or pay under the Loan Documents, Mortgagee may, after the occurrence of an Event of Default, make the payment or perform the act at the cost and expense of Mortgagor and in Mortgagor's name or in its own name.  Any money  paid by Mortgagee  under this Section 11.05
                                                                   -------------
shall be reimbursed to Mortgagee in accordance with Section 11.06.
                                                    -------------

     Section 11.06   MORTGAGEE REIMBURSEMENT.    All  payments  made,  or  funds
                     -----------------------
expended or advanced by Mortgagee pursuant to the provisions of any Loan Document, shall (a) become a part of the Secured Indebtedness, (b) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (c) become due and payable by Mortgagor within ten (10) days after demand by Mortgagee, and (d) bear interest at the Default Rate

(as defined in the Note) from ten (10) days after written notice of such non-payment. Mortgagor shall reimburse Mortgagee within ten (10) days after receipt of written demand for such amounts.

     Section 11.07  FEES AND EXPENSES.  Mortgagor  shall pay or, within ten (10)
                    -----------------
days after demand, reimburse Mortgagee for the payment of, all recording and filing fees, abstract fees, title insurance premiums and fees, U.C.C. search fees, escrow fees, reasonable attorneys' fees, and disbursements and such other fees and expenses as may be reasonably incurred by Mortgagor or Mortgagee in connection with the granting, administration, closing and consummation
(including, without limitation, the preparation, negotiation, delivery and execution of this Mortgage, the Note, any of the other Loan Documents, the Guaranty and the Unsecured Indemnity Agreement) of the transactions contemplated hereunder or under the other Loan Documents. If Mortgagee becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Mortgagor, the Property or the title thereto or Mortgagee's interest under this Mortgage, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Mortgagor shall reimburse Mortgagee in accordance with Section 11.06 for all expenses, costs, charges and reasonable
                 -------------
legal fees incurred by Mortgagee (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.


     Section 11.08  WAIVER OF CONSEQUENTIAL DAMAGES.   Mortgagor  covenants  and
                    -------------------------------
agrees that in no event shall Mortgagee be liable for consequential damages, and to the fullest extent permitted by law, Mortgagor expressly waives all existing and future claims that it may have against Mortgagee for consequential damages, except with respect to claims arising from the gross negligence or wilful misconduct of Mortgagee.

     Section 11.09  ATTORNEY-IN-FACT.   Mortgagor  hereby  irrevocably  appoints
                    ----------------
and constitutes Mortgagee as Mortgagor's true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of, after the occurrence of an Event of Default, taking any of the actions described herein and all acts incidental thereto including, without limitation, the right to collect and receive the Rents and Profits and to preserve any rights of Mortgagor whatsoever in respect of any part of the Property. The exercise by Mortgagee of any of its options or rights pursuant to this Mortgage shall not be considered a waiver by Mortgagee of any default or Event of Default by Mortgagor under the Note or this Mortgage or any of the other Loan Documents.

                                  ARTICLE XII.
                 MORTGAGOR AGREEMENTS AND FURTHER ASSURANCES

     Section 12.01   PARTICIPATION AND SALE OF LOAN.
                     ------------------------------

     (a) Mortgagee may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents, the Unsecured Indemnity Agreement and the Guaranty, at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan and may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the "Securities"). Mortgagee may forward (on a confidential basis, except as required by law) to each purchaser, transferee, assignee, servicer, participant, investor in such
Securities (collectively, the "Investor"), any prospective Investor or any Rating Agency rating or assigning value to such Securities, all documents and information which Mortgagee now has or may hereafter acquire relating to the Secured Indebtedness and to Mortgagor or any Liable Parties and the Property, whether furnished by Mortgagor, the Liable Party or otherwise, as Mortgagee determines necessary or desirable. Mortgagee shall not sell, transfer or assign an interest in the Loan to any participant unless and until such participant shall have delivered to Mortgagor such evidence as Mortgagor may reasonably request to evidence such participant's exemption from the withholding of any tax imposed by an applicable jurisdiction in connection with the payment of interest and other sums due to it under the Loan and the Loan Documents.

     (b) In addition, Mortgagor acknowledges that Mortgagee may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan (on a confidential basis except as required by law), originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, leases, rent rolls, and all other materials, documents and information in Mortgagee's possession or which Mortgagee is entitled to receive under the Loan Documents, with respect to the Loan, Mortgagor, Liable Party or the Property. Mortgagor and Liable Party shall provide estoppel certificates and reasonably requested updates of prior information previously delivered to Mortgagee with respect to the Loan to such Investor, such prospective Investors and/or such Rating Agency as may reasonably be required by Mortgagee. Mortgagor shall execute such non-material amendments to the Loan Documents as may be reasonably requested by Mortgagee or the Rating Agencies to effect the securitization; provided however, that Mortgagor shall not be required to modify or amend any Loan Documents if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan; provided, further, however, that neither securitization nor anything else contained in this Section
12.01 shall diminish Mortgagor=s or Liable Party=s rights or increase its obligations under the Loan Documents or require Mortgagor to make any additional representations or warranties or incur any additional liabilities. All costs of securitization and other transactions permitted under this Section 12.01 shall be paid by Mortgagee, including reasonable out-of-pocket expenses of Mortgagor.

     (c) Mortgagee shall have the right, at any time and from time to time, to split or divide the $200,000,000 Note and/or the $70,000,000 Note into two or more promissory notes, each of which shall be secured by this Mortgage. To that end, Mortgagor shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Mortgagee and/or its designee or designees substitute notes in such principal amounts aggregating not more than the then unpaid amount of the Secured Indebtedness and containing the same terms and provisions as those contained in the $200,000,000 Note and the $70,000,000 Note, and such other documents and instruments as may be required by Mortgagee, provided, however, that nothing contained in this paragraph (c) shall diminish Mortgagor=s or Liable Party=s rights or increase its obligations under the Loan Documents or require Mortgagor to make any additional representations or warranties or incur any additional liabilities.

     Section 12.02 REPLACEMENT OF NOTE. Upon notice to Mortgagor of the loss, theft, destruction or mutilation of the Note, Mortgagor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.

     Section 12.03  MORTGAGOR'S ESTOPPEL. Within  ten (10) days  after a request
                    --------------------
by Mortgagee, Mortgagor shall furnish an acknowledged written statement in form satisfactory to Mortgagee (a) setting forth the amount of the Secured Indebtedness, (b) stating either that no known offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, and (c) stating whether any known default then exists under the Loan Documents or any known event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default.

     Section 12.04  FURTHER ASSISTANCE.   Mortgagor  shall,  without  expense to
                    ------------------
Mortgagee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Mortgagee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Mortgagee the Property and rights conveyed or assigned by this Mortgage or for carrying out the intention of the terms of this Mortgage or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Mortgage. If Mortgagor fails to comply with the terms of this Section, Mortgagee may, after the occurrence of an Event of Default, at Mortgagor's expense, perform Mortgagor's obligations for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact to do so. The appointment of Mortgagee as attorney-in-fact is coupled with an interest.

     Section 12.05   SUBROGATION.   Mortgagee   shall  be   subrogated   to  the
                     -----------
lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.

                                  ARTICLE XIII.
                               SECURITY AGREEMENT

     Section 13.01   SECURITY AGREEMENT.   THIS  MORTGAGE  CREATES A LIEN ON THE
                     ------------------
PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS MORTGAGE CONSTITUTES A SECURITY AGREEMENT UNDER THE NEW JERSEY UNIFORM COMMERCIAL CODE (THE "U.C.C.") AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MORTGAGEE MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR MORTGAGEE MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH MORTGAGEE'S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS MORTGAGE. THIS FINANCING STATEMENT

SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS MORTGAGE IS RELEASED OR SATISFIED OF RECORD.

    Section 13.02 REPRESENTATIONS AND WARRANTIES. Mortgagor represents, warrants
                  ------------------------------
and covenants as follows:

     (a) Mortgagor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise permitted hereunder or expressly approved by Mortgagee in writing. Mortgagor will notify Mortgagee of, and will protect, defend and indemnify Mortgagee against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.

     (b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Mortgagor's business.

     (c) Mortgagor will not remove the Personal Property without the prior written consent of Mortgagee, not to be unreasonably withheld or delayed, except in the ordinary course of Mortgagor's business. Any items removed which are reasonably necessary for the operation of the Property shall be promptly replaced by Mortgagor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.

     Section 13.03   CHARACTERIZATION OF PROPERTY.  The  grant  of  a   security
                     ----------------------------
interest to Mortgagee in this Mortgage shall not be construed to limit or impair the lien of this Mortgage or the rights of Mortgagee with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

     Section 13.04   PROTECTION AGAINST PURCHASE MONEY  SECURITY INTERESTS.
                     -----------------------------------------------------
It is understood and agreed that in order to protect Mortgagee from the effect of U.C.C. Section 9-313, as amended from time to time and as enacted in the State, in the event that Mortgagor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:

     (a)  Except  as  permitted  under  Section  10.02,  before  executing   any
                                        --------------
security agreement or other document evidencing or perfecting the security interest, Mortgagor shall obtain the prior written approval of Mortgagee. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.

     (b) Mortgagor shall pay all sums and perform all obligations secured by the security agreement. A default by Mortgagor under the security agreement shall constitute a default under this Mortgage. If Mortgagor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Mortgagee, at its option, may pay the secured amount and Mortgagee shall be subrogated to the rights of the holder of the purchase money security interest.

     (c) Except for the financing permitted under Section 10.02, Mortgagee shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures, all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.

     (d) The provisions of subparagraphs (b) and (c) of this Section 13.04 shall
                           -----------------     ---         -------------
not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Mortgage in a manner satisfactory to Mortgagee.

                                  ARTICLE XIV.
                             MISCELLANEOUS COVENANTS

     Section 14.01  NO WAIVER.  No  single or partial exercise by Mortgagee,  or
                    ---------
delay or omission in the exercise by Mortgagee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Mortgagee shall at all times have the right to proceed against any portion of, or interest in, the Property without waiving any other rights or remedies with respect to any other portion of the Property. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law.

     Section 14.02  NOTICES.   All  notices,  demands  and  requests  given  or
                    -------
required to be given by, pursuant to, or relating to, this Mortgage shall be in writing. All notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

     Section 14.03  HEIRS AND ASSIGNS; TERMINOLOGY
                    ------------------------------

     (a) This Mortgage applies to Mortgagee and Mortgagor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Mortgagor" shall include both the original Mortgagor and any subsequent owner or owners of any of the Property.

     (b) In this Mortgage, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

     Section 14.04   SEVERABILITY.   If any provision of this Mortgage should be
                     ------------
held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Mortgage except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Mortgagee may, at its option, declare the Secured Indebtedness immediately due and payable.

     Section 14.05  APPICABLE LAW. This Mortgage shall be construed and enforced
                    -------------
in accordance  with the laws of the State.

     Section 14.06  CAPTIONS.   The  captions  are inserted  only as a matter of
                    --------
convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Mortgage.

     Section 14.07  TIME  OF THE ESSENCE.  Time  shall  be of the  essence  with
                    --------------------
respect to all of Mortgagor's obligations under this Mortgage and the other Loan Documents.

     Section 14.08  NO MERGER.  In the event that  Mortgagee  should  become the
                    ---------
owner of the Property, there shall be no merger of the estate created by this Mortgage with the fee estate in the Property.

     Section  14.09   NO MODIFICATIONS.   This  Mortgage  may  not  be  changed,
                      ----------------
amended or modified, except in a writing expressly intended for such purpose and executed by Mortgagor and Mortgagee.

     Section  14.10  ENTIRE AGREEMENT.  This  Mortgage, the Note, the other Loan
                     ----------------
Documents, the Guaranty and the Unsecured Indemnity Agreement constitute the entire agreement between Mortgagor and Mortgagee with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, such documents and instruments.

     Section  14.11 COUNTERPARTS.   This  Mortgage may be executed in any number
                    ------------
of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgment pages are physically attached to the same instrument.

     Section 14.12  NO THIRD PARTY BENEFICIARIES.  Nothing  contained  herein is
                    ----------------------------
intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

                                   ARTICLE XV.
                          SPECIAL NEW JERSEY PROVISIONS

      Section 15.01   INCONSISTENCIES.  In  the  event  of  any  inconsistencies
                      ---------------
between the terms and conditions of this Article 15 and any other terms of this Mortgage the terms and conditions of this Article 15 shall control and be binding.

      Section 15.02    WARRANTY  OF TITLE.  The  words  "and  grant  a  security
                       ------------------
interest in" are hereby inserted in Section 2.03 immediately after the words "convey or encumber" and immediately prior to the words "the Property".

      Section 15.03     NEW JERSEY SPILL ACT AND ISRA.   The following is hereby
                        -----------------------------
 added as Section 6.07:

      A. Mortgagor represents and warrants, based upon an environmental assessment of the Property and information that Mortgagor knows or should have reasonably known, that: (a) no portion of the Property has ever been used by the Mortgagor or any former owner, occupant or operator to generate, manufacture, refine, produce, treat, store, handle, dispose of, transfer, process or transport Hazardous Materials in violation of applicable Environmental Laws, whether or not any of those parties has received notice or advice from any governmental agency or other source with respect thereto; (b) no portion of the Property is now nor at any time that Mortgagor has owned the Property, nor at any time prior to Mortgagor acquiring title to the Property has ever been, used as a "Major Facility," as that term is defined in the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. (said Spill Compensation and Control Act together with any amendments or revisions thereof and any regulations promulgated pursuant thereto being hereinafter collectively called the "Spill Act"), and that Mortgagor has not used, and does not intend to use, any portion of the Property for that purpose; (c) at any time that Mortgagor has owned the Property and at any time prior to Mortgagor acquiring title to the Property, Hazardous Materials have not been transported from the Property to another location which is not in compliance with all Environmental Laws; (d) there are no environmental permits required for current or anticipated uses of the Property that have not been obtained; (e) no lien has attached to the Property under the Spill Act or any other Environmental Laws that have not been removed; and (f) Mortgagor has not in the past, and does not now own, operate or control any "Major Facility" (as such term is defined in the Spill Act) or any hazardous or solid waste disposal facility.

      B. If a lien is filed against the Property pursuant to the Spill Act or any other Environmental Law, Mortgagor shall within thirty (30) days either: (i) pay the claim and remove the lien from the Property, or (ii) furnish (a) a bond reasonably satisfactory to Mortgagee and the title insurance company which insures the priority of the lien of the Mortgage in the amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises, or (c) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises. In addition to the foregoing, Mortgagor hereby agrees to defend, indemnify and to save Mortgagee harmless from and against all loss, damage, liability and expense (including attorney's fees and expenses) which Mortgagee may sustain by reason of any lien filed against the Property pursuant to the Spill Act or any other environmental federal, state or local laws, ordinances, rules or regulations. Mortgagor shall be personally liable to Mortgagee for the foregoing notwithstanding any exculpatory provisions contained in the Mortgage, the Note, the other Loan Documents, the Guaranty or the Unsecured Indemnity Agreement.

      C. All references herein to executives, departments, funds, statutes, and acts of the State of New Jersey are not intended to be exclusive and shall be deemed to apply to any successors, replacements or amendments thereof and any additional environmental statutes, rules, regulations, organizations and persons of a similar nature, whether of the State of New Jersey or the United States of America.

      D. Upon Mortgagee's request, and in all events no later than sixty (60) days prior to "closing, terminating or transferring operations" (as such term is defined in the New Jersey Industrial Site Recovery Act, Senate No. 1070, N.J. Laws 1993, c. 139 (effective June 16, 1993), N.J.S.A. 13:1K-6 et. seq., and the
                                                               -------
regulations promulgated pursuant thereto (said New Jersey Industrial Site Recovery Act together with any amendments or revisions thereof and any regulations promulgated pursuant thereto hereinafter collectively called "ISRA")) by Mortgagor, Mortgagor, at its sole cost and expense, shall, to the extent permitted by law, provide Mortgagee a certified true copy of the following, as applicable:

            (i) an opinion letter or a letter of non-applicability (accompanied by the Applicant's supporting affidavit) from the New Jersey Department of Environmental Protection (or such other agency or body as shall then have jurisdiction over ISRA matters) ("DEP"), or an attorney's opinion letter addressed to Mortgagee in a form reasonably satisfactory to Mortgagee's counsel, stating that ISRA does not then apply to: (x) Mortgagor, (y) the use of and occupancy of the Property and (z) the closing, terminating or transferring of operations of all or any portion of the Property; or

            (ii) a Negative Declaration (as such term is defined in ISRA) duly and finally approved by DEP; or

            (iii) a Remedial Action Workplan (as such term is defined in ISRA) duly and finally approved by DEP; or

            (iv) a De  Minimis  Quantity  Exemption  (as such term is defined in
                   -----------
ISRA) issued by DEP to Mortgagor; or

            (v) a Remediation Agreement issued in accordance with ISRA by DEP to Mortgagor, permitting the closing, terminating or transferring of operations; or

            (vi) a No Further Action Letter issued in accordance with ISRA by DEP to Mortgagor.

            Nothing in this subsection D shall be construed as limiting Mortgagor's obligation to otherwise comply with ISRA.

      E. If Mortgagor complies with subsection D by:

            (i) obtaining an approved and final Remedial Action Workplan, Mortgagor shall (x) promptly implement and prosecute to completion or cause to be so implemented and prosecuted the Remedial Action Workplan or the requirements of the Remediation Agreement, as the case may be, in accordance with the schedules contained therein or as may be otherwise ordered or directed by DEP or such other agency or body as shall then have jurisdiction over the Remedial Action Workplan or the Remediation Agreement. Mortgagor expressly understands and acknowledges that Mortgagor's compliance with the provisions of subsections D and E may require Mortgagor to expend funds or do acts after the expiration or termination of the term of one or more space leases ("Space Leases") between Mortgagor and one or more tenants. Mortgagor shall expend such funds and do such acts and shall not be excused therefrom even though the term of the Space Lease shall have previously expired or been terminated and notwithstanding any provisions in any such Space Lease or in ISRA placing the burden of compliance on a tenant, and (y) provide an affidavit dated not more than ten (10) days nor less than five (5) days prior to the closing, terminating or transferring of operations that it is in full compliance with and has not received any notice that it has violated the terms of the Remedial Action Workplan or the Remediation Agreement, as the case may be, including without limitation, the terms regarding the establishment and maintenance of a remediation funding source, such affidavit to be provided to Mortgagee within two (2) days after its execution;

            (ii) providing an opinion letter or a letter of non-applicability from DEP, or an attorney's opinion letter. Mortgagor shall reiterate, in affidavit form, dated not more than ten (10) days nor less than five (5) days prior to the closing, terminating or transferring of operations, that the facts upon which the opinion letter, letter of non-applicability or attorney's letter are based are and remain true as of that date, such affidavit to be provided to Mortgagee within two (2) days after its execution.

      F. The obligations and liabilities of Mortgagor under Section 15.03 of this Mortgage shall survive any entry of a judgment of foreclosure or the delivery of a deed in lieu of foreclosure of the Mortgage for a period of five
(5) years.

     Section 15.04  COPY OF MORTGAGE.  Mortgagor represents  and  warrants  that
                    ----------------
it has received a true copy of this Mortgage without charge.


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      IN WITNESS  WHEREOF,  Mortgagor has executed this Mortgage,  or has caused this Mortgage to be executed by its duly authorized representative(s) as of the Execution Date.

                                          SHORT   HILLS   ASSOCIATES,   a  New
                                          Jersey general partnership

                                          By:   The Taubman Realty Group Limited
                                                Partnership, a Delaware limited
                                                partnership, its general partner



                                                By: /s/ Steven Eder
                                                    ---------------------
                                                    Name: Steven Eder
                                                    Title: Authorized Signatory